UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-SB

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                  OF SMALL BUSINESS ISSUERS UNDER SECTION 12(B)
                 OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file no. 1077637

                           THE BRALORNE MINING COMPANY
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                  Nevada                                 91-1948355
   --------------------------------------           -------------------------
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                   Identification No.)

     114 - 2274 Folkestone Way
West Vancouver, British Columbia,  Canada                  V7S 2X7
--------------------------------------------             -------------
  (Address of Principal Executive Officer)                (Zip Code)

                                 (604) 688-3931
                           --------------------------
                           (ISSUER'S TELEPHONE NUMBER)

Securities registered under Section 12(b) of the Exchange Act:   None

Securities registered under Section 12(g) of the Exchange Act:

                    Common Stock, par value $0.001 per share
                   ------------------------------------------
                                (TITLE OF CLASS)

                                TABLE OF CONTENTS

ITEM

                                     PART 1
                                                                           Page
                                                                           ----
Item 1    Description of Business                                           3
Item 2    Management's Discussion and Analysis or Plan
                    of Operation                                           14

Item 3    Description and Location of the Golden Claim                     16
Item 4    Security Ownership of Certain Beneficial
                    Ownership and Management                               18

Item 5    Directors, Executive Officers, Promoters and
                    Control Persons                                        20

Item 6    Executive Compensation                                           21
Item 7    Certain Relationships and Related Transactions                   22
Item 8    Description of Securities                                        23

                                     PART 11

Item 1    Market Price of and Dividends on the Registrant's
                    Common Equity and Other Stockholders Matters           24
Item 2    Legal Proceedings                                                25
Item 3    Disagreement With Accountants and Financial Disclosure           25
Item 4    Recent Sales of Unregistered Securities                          25
Item 5    Indemnification of Directors and Officers                        26

                                    PART F/S

          Financial Statements                                             27

                                    PART 111

Item 1    Index to Exhibits                                                36
Item 2    Description of Exhibits                                          36

                      ------------------------------------

                       DOCUMENTS INCORPORATED BY REFERENCE

         Documents incorporated by reference:        None

                                     PART 1

The Bralorne Mining Company (the "Registrant") is filing this Form 10-SB on a voluntary basis to

     (1)  provide current, public information to the investment community;

     (2)  to expand the availability of secondary  trading  exemptions under the
          Blue  Sky  laws  and  thereby   expand  the  trading   market  in  the
          Registrant's securities, and

     (3)  to  comply  with   prerequisites   for  listing  of  the  Registrant's
          securities on NASDAQ.

ITEM 1. DESCRIPTION OF BUSINESS

HISTORICAL OVERVIEW OF THE COMPANY

         The Bralorne Mining Company, a Nevada corporation, was incorporated on December 2, 1998. The Registrant has no subsidiaries and no affiliated companies. The Registrant's executive offices are located at 114 - 2274 Folkestone Way, West Vancouver, British Columbia, Canada, V7S 2X7.



         The Registrant is seeking a quotation on the OTC Bulletin Board. To date it has not made an application to file the require forms with the NASD but once the United States Securities and Exchange Commission has no further comments on this Form 10-SB it anticipates filing the necessary information and documents as required to be listed on the OTC Bulletin Board.


         The Registrant is engaged in the exploration of mineral properties. The Registrant presently has the mineral rights to a mineral claim located in the Bralorne area of British Columbia and plans to explore this claim during the late fall 1999.

         To date, the Registrant has undertaken certain exploration activities on its mineral claim as more fully described within this Form.

         The Registrant has no revenue to date from the exploration of its mineral claim, and its ability to effect its plans for the future will depend on the availability of financing. Such financing will be required to explore its mineral property to a stage where a decision can be made by management as to whether an ore body exists and can be successfully brought into production. The Registrant anticipates obtaining such funds from its directors and officers, financial institutions or by way of the sale of its capital stock in the future (see Part 1, Item 2 - "Plan of Operations"), but there can be no assurance that the Registrant will be successful in obtaining additional capital for exploration activities from the sale of its capital stock or in otherwise raising substantial capital.

PLANNED BUSINESS

         In addition to exploring its mineral claim, the Registrant plans to expand its mineral properties through the purchase, staking or joint venturing of other mineral properties. (See Part 1, Item 2 Management's Discussion and Analysis or Plan of Operation").

         Much of the discussion contained in this section is "forward looking". Actual results may materially differ from the Registrant's plans as currently contemplated.

         Information concerning all the factors associated with the Registrant is set forth in this Item 1 and in Items 2 and 3 below. FOR A COMPLETE
UNDERSTANDING OF SUCH FACTORS, THIS ENTIRE DOCUMENT, INCLUDING THE FINANCIAL STATEMENTS AND THEIR ACCOMPANYING NOTES, SHOULD BE READ IN ITS ENTIRETY.

Exploration of the Registrant's Mineral Claim

a.       Acquisition of the Mineral Claim

         The mineral claim held by the Registrant is called the "Golden" and was purchased from a director of the Registrant, Edward Skoda for the sum of $1.00. Edward Skoda was instrumental in staking the Golden claim on March 17, 1998 and has held the claim in good standing ever since. Until such time as the Registrant obtains a Free Miner Certificate in its own name the Golden mineral claim will be held in name of Edward Skoda; a holder of a Free Miner Certificate.


         In order to explore for minerals or placer minerals or acquire a mineral or placer title in British Columbia one must be a free miner. A free miner is a person who holds a valid Free Miner Certificate. A Free Miner Certificate is available to:

               an individual 18 years of age or over who resides in Canada a minimum of 183 days in each calendar year or is authorized to work in Canada (Canadian citizens automatically qualify as being authorized to work in Canada regardless of their place of residence);

               a corporation registered in British Columbia, or

               a registered partnership of those qualifying under the above.

         "Only an individual free miner can locate (stake) a claim. A corporate free miner must locate a claim by having an individual free miner act as an agent in staking the claim." (Guide to Mineral Titles in British Columbia, Ministry of Energy and Mines, Mineral Title Branch, page 16).

         To have a Free Miner Certificate the Registrant will have to incorporate a wholly owned subsidiary in the Province of British Columbia. Once the subsidiary is incorporated the Registrant will be subject to provincial capital and corporate taxes and federal income taxes. In order to qualify for a Free Miner Certificate the Registrant will have to pay $333 and have one of its directors write the examination. In the case of the Registrant, the director would by Mr. Skoda. It is the opinion of the Registrant that as long as Mr. Skoda is a director of the Registrant and has signed the Bill of Sale Absolute in favor of the Registrant, there is no need to acquire a Free Miner Certificate in the name of the Registrant.


b. Title of the Mineral Claim

         The Registrant is in receipt of Record of 4 Post Claim under Tenure No. 361742 that has been stamped as received by the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia. This document is dated March 26, 1998. It confirms the mineral claim was staked by Edward Skoda. In addition, the Registrant is in receipt of Statement of Work - Cash Payment stamped by the Gold Commissioner's Office on February 26, 1999 accepting the exploration work done on the Golden Claim. This document confirms that exploration work was performed on the mineral claim in order to maintain it in good standing until March 17, 2000. The title of the claim is in the name of Edward Skoda. Mr. Skoda has signed a Bill of Sale Absolute in favor of the Registrant.

c. Meaning of "staking" and how Mr. Skoda staked the Claim.

         The word "staking" is used by the Ministry of Energy, Mines and Petroleum in Mineral Tenure Act to define work on the ground which means cutting trees for posts, setting up prepared posts, affixing tags to existing legal posts and marking lines. The requirement of the Mineral Tenure Act is that to obtain the rights to minerals the ground must be staked. The work "staking" is used to satisfy the requirements of the Mineral Tenure Act whereby a "stake", being a wooden post, must be driven into the ground at the corner of the claim.

To comply with the requirements of the Mineral Tenure Act Mr. Skoda performed the following:

     (a) Mr. Skoda checked the status of the land to be staked by a review of the records at the Gold Commissioner's Office prior to going to the Bralorne area. This review ensured Mr. Skoda that the property in question was not recorded in the name of another person or company. It was free for staking.

     (b) With Mr. Skoda's Free Miner Certificate still in good standing, he acquired title and topographical maps from the Gold Commissioner's Office, purchased several metal tags to be affixed to the stake before traveling to the Bralorne area.

     (c) At the town of Gold Bridge, 1.9 miles from the Golden Claim, Mr. Skoda purchased the stakes to be used as the legal and identification posts. He used two stakes as required in a four post claim; one legal post and the other an identification post. Before going to the Claim Mr. Skoda prepared the posts (stakes) by cutting the lower bottom of each into a sharp point for ease of hammering them into the ground. The wooden posts (stakes) have to meet certain size specifications as follows:

               a. it must be at least one metre (39.37 inches) above the ground in height;

               b. it must be squared and faced on four sides for at least 25cm (9.8 inches) from the top;

               c. the width of each of the four facings at the top of the post must be at least:



                    i.   89mm (3.5 inches) for legal posts; and

                    ii.   38mm  (1.5   inches)   and  89mm  (3.5   inches)   for
                    identification posts.

     (d) Due to heavy snow conditions, Mr. Skoda rented a helicopter from Pemberton, British Columbia, some 10 miles from the town of Gold Bridge. Since there were extreme topographical conditions present, being water, glacial ice or heavy snow conditions, Mr. Skoda was allowed to "witness" post the Claim. Under the Mineral Tenure Act a "witness" post may only be used when it is impossible to access any portion of the intended boundary of the area to be claimed. It must be placed in according to the following procedures:

          - Place a legal post as near as possible to where the legal post should be, but in no case more than 5,000 metres (5,468 yards). This becomes the "witness" post.

               a. Mark the "witness" post on the side facing the point where the legal corner post should be with:

                    1.   the words "Witness Post"; and

                    2. the bearing and distance of the intended true position of the legal corner post.

               b. Firmly affix to the same side of the post a metal tag embossed with the words "Legal Corner Post", and fill in the required information.

               c. Place the "identification" post no closer than 100 metres (109.36 yards) from the "witness" post. This post should be placed in as conspicuous a location as possible, but must not be closer than 100 metres from the "witness" post.

               d. Mark the side of the "identification" post that faces the "witness" post with the following information:

                              a. the words "identification post";

                              b. the name of the claim;

                              c. the  serial  number  of  the  metal  tag
                                 placed on the witness post;

                              d. the true  bearing  and  distance  to the
                                 witness post; and

                              e. the date that the post is placed.

               e. The line between the witness post and the identification post must be marked by blazing standing trees on the two sides facing the posts, and by cutting the underbrush. Flagging and painting may be used in addition, and pickets placed if there are no trees. This line and the
                    "identification" post are necessary to ensure there is adequate marking on the ground to identify the claim location.

In performing his duties of staking the Golden Claim, Mr. Skoda adhered to the above requirements and filed with the Ministry of Energy, Mines and Petroleum the required information as contained in the Record of 4 Post Claim - Mineral Tenure Act (Section 23)

d. Status of the Golden Claim

         The legal interest the Registrant has in the Golden Claim pertains only to the mineral rights. The Registrant does not own the land; in this case, the land is owned by the Crown, being the Province of British Columbia. The Registrant has the right to extract, by mining, the mineral on the claim but cannot construct a building, cut a tree or undertake any trenching activities unless it has filed a "Notice of Work and Reclamation" Form as required under the Mining Act. The Registrant has the right to undertake any exploration work on the Golden Claim for a period of one year from the date of staking the claim. The cost of the work performed can be applied to maintain the Golden Claim in good standing for a further period of time. The Registrant established a grid for exploration purposes in February 1999. This work was credited as assessment work and therefore has maintained the Golden Claim in good standing for a further year. The limitations to the Registrant in exploring the Golden Claim is mainly having to file all work to be done with the Ministry of Energy, Mines and Petroleum Resources and receive this department's approval prior to commencing the work.

         All new claims are valid for one year. The anniversary date is the annual occurrence of the date of record that is the staking completion date of the claim. To maintain a claim the holder must, on or before the anniversary date of the claim, pay the prescribed recording fee and either:

               i. record the exploration and development work carried out on that claim during the current anniversary year; or

               ii.  pay cash in lieu-of-work.

         Only work done in the current anniversary year can be recorded and this work must be recorded on or before the anniversary date that ends the current anniversary date.

         Work performed must equal or exceed the minimum specified value per unit, in the case of the Golden Claim this is $67 per unit or a total of $1,200, or the equivalent value paid in cash. The Registrant did exploration work rather than pay in-cash-lieu. Therefore, the right to the minerals on the Golden Claim will remain with the Registrant for a further twelve month period ending on March 17, 2000.


e. Location of Golden Mineral Claim

         The Golden claim is located approximately 180 kilometres (113 miles ) north of Vancouver and 3 kilometres (1.3 miles) east of the town of Gold Bridge in southwestern British Columbia. The geographical centre of the claim is given by the U.T.M. coordinates 513100E, 5634300N (Lat. 50o51'45"N, Long. 122o48'50"W)
on N.T.S. mapsheet 92J/15. The town of Gold Bridge can be accessed by all weather gravel road (highway #40B) from Lillooet or via the Hurley River forestry road from Pemberton. Access to the north end of the claim is gained by following the logging road east of Gold Bridge for four kilometres on the south side of Carpenter Lake. Turn south from the junction at this point and follow the road leading to McDonald Lake (3 km) for access to the east side of the claim.

         The property is situated at the northwest end of the Bendor Range within the Coast Mountains where steeply forested northwest facing slopes range from 2200 feet to 4000 feet in elevation. The winters are cold with generally high snowfall accumulations and summers are hot and dry.

f. The Bralorne Mine

         The Registrant does not own either directly or indirectly any interest in the mine known as the Bralorne which is located within five kilometers of the Golden claim. Reference to the Bralorne Mine in this Form is for historical reference only and there is no intention to make the reader believe that the Registrant has any interest in the Bralorne Mine.

g. History of the Bralorne Area

         The history of the area surrounding the Golden mineral claim is that of an active area in exploration and mining of gold and other precious metals. The first occurrence of gold in the Bridge River area was recorded in 1863, when Chinese prospectors found placer deposits in the Bridge River. In 1896, the first Lode claims were located on sub-outcropping quartz fissure veins. Subsequent discoveries continued until larger U.S. and Canadian interests began to gain control of the fragmented mining properties during the 1920's.

         Most production from the camp came from the Bralorne and Pioneer mines which saw production levels peak during the 1930's and 40's. In 1959, with reserves depleted and closure imminent, Pioneer Gold Mines amalgamated with Bralorne mines. By 1971 Bralorne mines suspended operations due to the high costs of mining at increasing depths. Combined the Bralorne and Pioneer mines produced more gold than any other mine in British Columbia's history. During the period 1900-1971 production totaled 4,154,119 ounces of gold and 950,510 ounces of silver from 7,931,000 tonnes of ore averaging 0.53 ounces/ton recovered gold.

     Of the over 73 documented mineral occurrences in the camp only five have achieved production. Production figures for these mines are listed below:

---------------------------------------------------------------------------------------------------------
MINE                   TONNES           GOLD           SILVER          COPPER         LEAD           ZINC
                                        (kg)           (kg)            (kg)           (kg)           (kg)
----------------------------------------------------------------------------------------------------------
Congress               943              2.5            1.3             38             -              -

Wayside                36,977           166.0          26.0            -              -              -

Minto                  79,073           546.0          1,573.0         9,673          56,435         -

Pioneer                2,240,552        41,475.0       7,611.0         -              59             139

Bralorne               4,954,473        87,759.0       21,969.0        -              157            -
----------------------------------------------------------------------------------------------------------

         During early exploration of the Bridge River camp a number of small vein showings were worked along the south shore of Carpenter Lake. Small-scale production of silver-gold-antimony ores was achieved in the 1930's and 40's from Kelvin, Olympic and Reliance occurrences. At approximately the same period major development work took place on the BRX property. The property includes a large block of reverted crown granted claims and some modified claims covering 1,068 hectares and six major concessions (Golden Gate, Arizona, Ural, Gloria Kitty, Whynot and California). Over 5,400 metres of diamond drilling and 9,000 metres of underground development have been completed on the BRX property primarily on the Arizona, Ural and California vein systems. The only recorded production was from the Arizona Mine which produced 467 grams of gold and 311 grams of silver from 4,343 tonnes of ore in 1938.

h. Recent Geological Work in the Bralorne area.

         In May 1987, Chevron Minerals Ltd. began an extensive surface exploration program on the Wayside property of which a portion is now covered by the Golden claim. Details of the exploration programs are documented in B.C. Department of Mines assessment reports #16,718 and #18,240. Over 400 geochemical soil samples were collected along contour traverses in the north half and east boundary area of the claim. Property scale geological mapping (1:5000), prospecting and geophysical surveys were completed by Chevron geologists as part of the 1988 exploration program in this area. Analysis of soil geochemical samples produced minor elevated gold values (10 to 15 ppb Au) in 45 samples although analysis of the rock samples failed to return any significant results. Twenty-nine line kilometers of VLF-EM 16 was completed in the area just north of the town of Gold Bridge along east-west lines spaced 50 metres apart. Results of this survey indicate several north-south trending conductors possibly related to parallel fault contacts of chert/greenstone.

         Initial results were not considered encouraging and although the sampling and geophysical surveys were lacking in some detail Chevron decided to continue to focus on the main zones of mineralization around the Wayside mine. Exploration activity on the property since that time was minimal and the claim was allowed to lapse in March 1998 when it was staked by Edward Skoda.

         As noted above the Company has undertaken a small exploration program on the Golden claim in February, 1999. This is in anticipation of performing a systematic soil sampling program in the late fall of 1999. This will identify any anomalies for further sampling and eventual drilling.


         The cost of the exploration program, comprising establishment of a grid for future soil sampling, was $1,200. This cost was borne by the Registrant.


i. Regional Geology

         Government mappers have published comprehensive descriptions of the geology of the Bridge River region and appear in Cairnes (1937), and more recently Leitch and Godwin (1986) and Church (1987). The region lies within a fault bounded block of oceanic rocks called the Bridge River terrane and sandwiched between the larger accreted terranes of Stikinia on the east and Wrangellia on the west. The Bridge River terrane could be abducted oceanic floor transported with one of the larger terranes.

The base of the Bridge River terrane is composed of Permo-Triassic back arc volcanics and sediments of the Fergusson (Bridge River) Group. This is overlain by formations of the Triassic-Jurassic Cadwallader Group. The stratified rocks are intruded by syn-volcanic intermediate plutons (Bralorne intrusives) and faulted against ophiolitic ultramafic intrusions (President Intrusions). Jurassic and Cretaceous basinal sediments and rift volcanics (Taylor Creek and Kingsvale Groups) are sequentially intruded by Cretaceous and Tertiary plutons of felsic composition (Coast Range and Bendor Intrusions). Relatively flat lying
Tertiary intermediate to mafic volcanics (Rexmount porphyry and Plateau basalt) cap the lithologic sequence.

j. Geology Exploration Proposed for the Golden Claim

         A geological  report dated  February 3, 1999 prepared by Calvin Church,
P. Geo, recommended an exploration program on the Golden claim to consist of:

     o Airphoto interpretation and reconnaissance mapping is required to determine structural breaks and intersecting fault structures very important to ground preparation and the formation of mineral deposits in the area.

     o Construction of a soil geochemical grid across structural features sampled at 25 metre intervals on lines spaced 100 metres apart. Major north-south striking stratigraphic contacts (greenstone-chert) should be prospected and the grids orientated perpendicular to them should they appear to be mineralized.

     o Prospecting and detailed geological mapping at 1:2000 scale or better over the entire claim area. Prospecting could be prioritized according to favorable geologic contacts especially where VLF-EM conductors have already been identified.

     o Providing favorable results are obtained in the soil geochemical sampling program additional exploration consisting of trenching and drilling would be recommended to target anomalies from that program.

k. Registrant's Main Product

         The Registrant's primary product will be the sale of minerals, both precious and commercial. The Registrant is not at the stage of development whereby minerals can be mined and sold thereby giving the Registrant a cash flow.

l. Registrant's Exploration Facilities


         At Gold Bridge there exists a mill facility. Presently the mill is not operating and may not be for some time. There is no guarantee that the Registrant will be able to use this mill for processing its ore. No discussions with the mill owners regarding its future use by the Registrant have occurred to date.


         During the exploration period, the Registrant will use tent facilities to house its geological workers since this will be by far the most economic way to proceed.


m. The Amount of Time that Management Devotes to the Registrant

         Management does not devote full time to the operations of the Registrant. Mr. Skoda has been the director who has been most active in the development of the Registrant in that he staked the property, recorded the necessary documents with the Gold Commissioner's Office, engage the services of Calvin Church, Professional Geologist, and organized and performed the exploration work in February 1999. The two other directors have been kept abreast of the activities of the exploration but have mainly been involved with administration. None of the directors work full time for the Registrant.



n.   Risk Inherent in Mineral Properties

     There are certain inherent risks with mineral properties from the point of view of the Registrant and its shareholders as follows:

1.   The Golden  claim  does not  contain a known  body of  commercial  ore and,
     therefore,   any  program  conducted  on  the  Golden  claim  would  be  an exploratory search of ore.

2. There is no certainty that any expenditures made in the exploration of the Golden claim properties will result in discoveries of commercial quantities of ore. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

3. Resource exploration and development is a speculative business, marked by a number of significant risks including, among other things, unprofitable effort resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in size or grade to return a profit from production. The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond its control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection. The mineral industry is intensely competitive and the Registrant competes with other companies that have greater resources.

4. Mining operations generally involve a high degree of risk. Hazards such as unusual or unexpected formations and other conditions are involved. The Registrant may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or which it may not elect to insure. The payment of such liabilities may have a material, adverse effect on the Registrant's financial position.


5. Prior to commencing mining operations on any of its properties, the Registrant must meet certain environmental requirements. Compliance with these requirements may prove to be difficult and expensive. The Province of British Columbia has enacted statutory provisions to protect the Crown's property. The Acts that the Registrant has to adhere to are the "Timber Harvesting Practices Regulations", Mineral Tenure Act, Coal Act and Forestry Act. Environmental concerns relate to the use and supply of water, the need to cut timber and removal of overburden; being the soil above the hard rock. No building or fixtures of any nature can be erected without the prior approval of the district inspector for the Province. To undertake any form of work program beyond grid preparation and soil sampling, the Registrant will have to prepare a "Mineral & Coal Notice of Work and Reclamation" Form that requires the Registrant to indicate its expected exploration program and how it will affect water and soil concerns. The cost and effect of adhering to the environmental requirements is unknown to the Registrant at this time and cannot be reasonably estimated.


6. While the Registrant has obtained the usual industry standard title reports with respect to the Golden claim, this should not be construed as a guarantee of title. The Golden claim may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects. Certain of the units comprising the claim may be under dispute and resolution of a dispute may result in the loss of some or all of such units or a reduction in the Registrant's interest therein.

7. The Golden claim has never been surveyed and, accordingly, the precise location of the boundaries of the claim and ownership of mineral rights on specific tracts of land comprising the claim may be in doubt.


8. The Registrant will have to submit for approval a "Mineral & Coal Notice of Work and Reclamation" Form and will only be able to undertake exploration work on the Golden Claim if approval is received. No Form was required for establishing a grid for subsequent geophysical work and soil sampling but approval will have to be obtained to do an exploration program involving any removal of overburden. The Registrant has not submitted any Notice of Work and therefore is not awaiting any governmental approval. No building or fixtures of any nature can be erected without the prior approval of the district inspector. To ensure the claim is left in good condition after a further exploration program the Registrant will have to post a refundable bond; the amount being determined at that time by the district inspector. The Registrant does not presently know what the bond will be assessed at. Upon satisfaction from the district inspector that the property has no environment problems, the full value of the bond would be returned to the Registrant.


OTHER MINERAL PROPERTIES

         The Registrant has not identified any other mineral properties either for staking or purchasing. It is contemplated that the Registrant will seek other mineral properties in the near future in order to diversify its holdings into other areas of interest and minerals. The Registrant has not as yet inaugurated any steps towards the investigation of any mineral claims, and does not presently have the financial capacity to do so. Any staking and/or purchasing of mineral claims may involve the issuance of substantial blocks of the Registrant's shares.

EMPLOYEES


         As at June 25, 1999, the Registrant did not have any employees either part time or full time. The officers and directors are not employees since they do not receive any remuneration for their services nor do they work full time on the affairs of the Registrant.


         The Registrant is not a party to any employment contracts or collective bargaining agreements. The British Columbia area has a relatively large pool of people experienced in exploration and development of mineral properties; being mainly geologists and mining consultants. In addition, there is no lack of people who have experience in working on the mineral claim either as laborers or prospectors. The Registrant will use independent workers and consultants initially since the exploration period in the Bralorne area is limited to the summer months and the Registrant does not wish to carry the extra expense of having full time employees.

COMPETITION

         There are numerous other mining companies, both large and small, in the British Columbia area, including geological work undertaken by the Provincial Government of British Columbia.

         Management believes that the mining industry is at a low point in development due to weakening mineral prices and a lack of capital being invested into mining activities. With this inactivity there are various mineral claims which have expired and are available for staking. On the other hand, there are numerous small mining companies wishing to enter into a joint venture arrangement with other mining companies. Accordingly, management does not believe that competition will be a significant problem in its growth in the immediate future.

         The Provincial Government is not in direct competition with independent mining companies since its main purpose is to assess the mineral potential of certain areas in the Province and prepare annual reports detailing their findings. This is an advantage to all independent mining companies since they are able to stake the properties reported on by the Provincial Government unless they are currently owned by another party.

         The exploration and development business is highly competitive and highly fragmented, dominated by both large and small mining companies. Success will largely be dependent on the Registrant's ability to attract talent from the mining field. There is no assurance that the Registrant's mineral expansion plans will be realized.

YEAR 2000 COMPUTER PROBLEMS


         The Registrant relies on information supplied to it by its auditor, accountant, legal counsel, transfer agent, suppliers, geologist and other professionals who all use computers. Many existing computer programs use only two digits to identify a year in the date field; i.e., "98" instead of "1998". These programs were designed and developed without considering the impact of the upcoming change in the century, i.e., Year 2000. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Registrant has:

(i) investigated new computer software to determine which software programs have addressed the Year 2000 issue and will be suitable for the Registrant to purchase once it decides upon computer equipment for itself;

(ii) reviewed the possible contingent liabilities the Registrant may have to third parties as a result of non-compliant systems; and


(iii)has examined the extent the Registrant depends on third parties whose systems may not be Year 2000 compliant.

However, there may be untold numbers of unforeseen circumstances or unknown factors which the Registrant has not yet identified, determined or anticipated regarding the Year 2000 computer problems, and such problems could have a material adverse affect on the Registrant's business operations and financial condition. Consequently, the Registrant can give no assurance that the Year 2000 compliance can be fully achieved without costs and uncertainties that may seriously and substantially adversely affect the Registrant's operations and financial results.

In summary, the problem is a massive, pervasive, complex, world-wide phenomena that could, in a worst- case scenario, totally shut down and destroy the Registrant's business operations.

This discussion contains forward-looking statements regarding the Registrant's Year 2000 problems and their effect on the Registrant. In this regard, the Registrant is relying upon the "safe harbor" provided under the Private Securities Litigation Reform Act of 1995 for protection from liabilities in the event such statements are not proven accurate.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The discussion contained in this Item 2 is "forward looking", which means projecting future activities including, without limitation, statements regarding the Registrant's expectations, beliefs, intentions or strategies regarding future business operations and projected earnings from mining operations, which are subject to may risks.

All forward-looking statements included in this document are based on information available to the Registrant on the date hereof. The Registrar's actual results may differ materially as a result of certain factors, including those set forth hereafter and elsewhere in this Form 10-SB. Potential investors should consider carefully the previously stated factors, as well as the more detailed information contained elsewhere in this Form 10-SB, before making a decision to invest in the common stock of the Registrant.

Actual work performed on the Golden claim may differ from the recommended work program as set forth in the geological report dated February 3, 1999 prepared by Calvin Church, P.Geo.

PLAN OF OPERATION

         The Registrant has to date concentrated on the Golden claim. In the future, the Registrant will seek to investigate numerous other mining properties to determine which ones are of merit and are of interest to the Registrant. Subject to the availability of financing, the Registrant will seek to increase its inventory of mineral properties and, if acceptable to management, enter into joint venture agreements to develop mineral properties. (See Part 1, Item 1 - "Description of the Business"). The Registrant will seek to generate such funds through the sale of securities and/or institutional financing. If an underwriter can be found, a public offering of common stock will be considered; alternatively the Registrant will seek to raise funds through a private offering of securities to an institutional buyer or through a registered broker dealer. The Registrant does not presently have any financing arranged for nor has any underwriter yet expressed interest in such an offering, and there can be no assurance that an underwriter can be found on terms acceptable to the Registrant. In the absence of such financing, the Registrant may be unable to put its plans into effect.

LIQUIDITY AND CAPITAL RESOURCES

         As at February 28, 1999, the Registrant had $18,193 of assets, and $4,553 of liabilities, including cash or cash equivalents amounting to $18,192.

         The  Registrant  has  no  contractual   obligations  for  either  lease
premises, employment agreements or work commitments on the Golden claim and has made no commitments to acquire any asset of any nature.

         Operational and administrative expenses of the Registrant for 1999 are projected to be approximately $7,000 for exploration work on the Golden claim and $8,000 for general and administrative expenses. The majority of the general and administrative expenses relate to filing costs, transfer agents fees and audit and accounting.

         The Registrant's independent auditor has qualified his audit opinion as follows:

                  "The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activities, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustment that might result from the outcome of this uncertainty."

         The auditor is stating to the reader of this Form 10-SB that unless the Registrant is able to raise additional working capital to finance its exploration activities, the Registrant will not be able to continue as a company and will cease to operate. The Registrant has sufficient funds on hand to undertake a geophysical survey and soil sampling program but does not have funds to develop the Golden claims further. The Registrant has no immediate plans to raising additional working capital and hence the auditor is alerting the readers of this Form 10-SB that there is a possibility that the Registrant will not be able to continue as an operating entity.

         The Registrant's plan of operation for the next twelve months will be to undertake a geophysical survey and soil sampling program, within the perimeters of the grid established out in February 1999. Geophysical survey uses sound waves generated by geological equipment that sends these sound waves into the rock structure to determine various faults and mineralization. The sound waves are automatically recorded on a chart that allows the geologist to identify areas of interest. Soil sampling is a method of taking samples of the soil and sending them into a laboratory for mineral analysis. It was important to establish the grid in February 1999 since both geophysical survey and soil sampling require a grid structure to be meaningful. The samples of both geophysical survey and soil sampling are taken at a similar point in each square within the grid. The geophysical survey and soil sampling will be completed by the late fall of 1999 prior to snow arriving.

         The cash requirements to undertake this geophysical survey and soil sampling will be approximately $10,000. The Registrant has cash on hand sufficient to undertake this exploration program. Based on the results of the geophysical survey and soil sampling, the Registrant will concentrate its efforts on any indicated anomalies, being a high concentration of minerals. Depending upon the results and the recommendation of the Registrant's geologist, Calvin Church, the Registrant will require additional funds. The funds might be from an advance from the directors and officers, bank financing or by way of an issuance of the Registrant's capital stock. At this time there is no indication as to what the cost of additional exploration work will be once the geophysical survey and soil sampling has been performed.

         Management does not believe the Registrant's operations have been materially affected by inflation.


         The fiscal year end of the Registrant is November 30, 1999.

ITEM 3. DESCRIPTION AND LOCATION OF THE GOLDEN CLAIM

         The Registrant has purchased from Edward Skoda, a director of the Registrant, for the cost of staking 18 units metric claims, comprising 25.3 square miles, situated within the Bridge River gold camp near the town of Gold Bridge, 180 kilometers (113 miles) north of Vancouver, British Columbia, Canada and 3 kilometers (1.9 miles) east of Gold Bridge. The geographical center of the claim is given by the U.T.M. coordinates 514800E, 5631700N (Lat. 50 (degree) 50o20oN, long. 122 (degree) 47o30oW) on N.T.S. map sheet 92J/15. The recorded name of the claim is "Golden".

         The property associated with the Golden claim has been described by Calvin Church in his report dated February 3, 1999 and attached hereto as
Exhibit 99 as "massive to finely bedded cherty agillites and volcanics of the Bridge River (Fergusson) Group outcrop and underlie the claim area. Argillites are not well exposed in stream valleys due to their fractured nature and weather brown-orange when exposed at higher elevations. Dark green to purple colored basalts of the Pioneer Formation weather brown and provide the host for mineralized veins of the Reliance occurrence on the Menika Mining Co. Ltd. property two kilometers to the east. Tertiary aged diorite porphyry dykes have been found to cut the Bendor pluton and were probably emplaced at about the same time but have not yet been mapped on the property. Similar dioritic feldspar porphyry dykes are aligned parallel to bedding on the Minto and Congress mines and are related to mineralizing events there. As is common in the Bridge River area, much of the claim is covered by a layer of recent volcanic ash which varies from a few centimeters to a metre thick in some areas.

Exploration work carried out by Chevron Minerals Ltd. in 1988 included 1:5000 scale geological mapping of the area currently covered by the Golden claim. Locally the property consists of intermediate to mafic volcanic flows in contact with sediments composed of cherty agrillite and interbedded sequences of thin bedded chert separated by very thin argillaceous material. The chert unit has been very tightly folded in north-northwest direction with steep subvertical dips. The greenstone unit is less deformed except when in fault contact with the chert unit along the primary stratigraphic contact where interlayers of chert occur within the greenstone along the contact. These features trend approximately north-south with a steep westerly dip (80-85(-1-176)). Bedded and crosscutting narrow quartz-carbonate veins and lenses occur sporadically within the sediments occasionally containing minor pyrite.

         Most of the alternations in the rocks southeast of Carpenter Lake is due to the low grade regional metamorphism (chlorite, calcite, hermatitic zones in greenstone, etc.). Quartz veins ((1cm) are abundant in the chert, whereas calcite veins (1 to 5cm) are common in greenstone. Near the contact of the two major rock units the greenstone is pervasively carbonatized and iron-carbonate alteration is noted. Rare large quartz veins, up to 50 cm in width, occur within the greenstone. Cairnes (1937) mapped a large fault through Sucker Lake and extending southward along Fergusson Creek just south of the property. Miller-Tait (1998) discovered a north-south trending unnamed fault he believes defines the east boundary of all the faults at Bralorne-Pioneer. The fault follows a chain of lakes that include Mead, Kingdom, Noel and McDonald lakes and crosses the Golden claim near its east boundary. Sheared and highly altered outcrop mapped on the south bank of Steep Creek are evidence for a steep northwest trending shear or fault zone. On the north side of Steep Creek, Menika Mining's drill programs have targeted crosscutting northeast trending structures hosting gold-arsenic-stibnite mineralization.

         Mineralization consists of pyrrhotite, pyrite and trace amounts of chalcopyrite hosted primarily within volcanics and feldspar porphyry dykes. Most sulphide occurrences are narrow, generally less than one meter, containing minor quartz-carbonate lenses and are in close proximity to the sediment/volcanic contact zones. Minor gossans occur in the underlying sediments near the contact zone. The contact zones represent the best exploration targets although economic grade mineralization has not yet been discovered."

         The mineral rights are those of the Registrant. The land itself is owned by the Crown, being the Province of British Columbia. Other than environmental restrictions indicated previously under "Risk Inherent in Mineral Properties", the Registrant has the right to explore and mine for minerals as long as the Golden Claim is in good standing; all annual assessments are fully paid. Presently the annual assessment is $67 per unit but in the year 2001 the annual assessment will be $134 per unit for a total annual charge of $2,412.


OFFICES

         The Registrant's executive offices are located at 114 - 2274 Folkestone Way, West Vancouver, British Columbia, Canada. The office is located in the personal residence of the President of the Registrant.

There is no charge to the Registrant for using this office.

OTHER PROPERTY

The Registrant does not own any other property other than the rights to the minerals located on the Golden claim.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The following table sets forth certain information with respect to the beneficial ownership of each person who is known to the Registrant to be the beneficial owner of more than 5% of the Registrant's Common Stock as of June 25, 1999.




     (1)                           (2)                                (3)                      (4)
    Title                   Name and Address                   Amount and Nature             Percent
      of                      of Beneficial                      of Beneficial                  of
    Class                        Owner                         Ownership (1),(2)            Class (2)
    -----                        ------                        -----------------            ---------

     Common               JAMES BRUCE                                2,500,000                 22.64 %
     Shares               114 -2274 Folkestone Way
                          West Vancouver, B.C.
                          Canada, V5A 2W1

    Common
    Shares                RAYMOND CONTOLI
                          5887 Whitcom Place                         1,500,000

                                                                                               13.59 %
    Common                EDWARD SKODA                               1,000,000                  9.06 %
    Shares                320 - 1100 Melville Street
                          Vancouver, B.C.
                          Canada, V6E 4A6

                                       17

(1) As of June 25, 1999, there were 11,040,050 common shares outstanding. Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.


(2) Under Rule 13-d under the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the persons having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of each officer and director, and of all directors and executive officers as a group as of June 25, 1999.

     (1)                           (2)                                (3)                      (4)
    Title                   Name and Address                   Amount and Nature             Percent
     of                      of Beneficial                      of Beneficial                   of
   Class                        Owner                         Ownership (1),(2)              Class (2)
   -----                        ------                        -----------------              ---------

  Common                  JAMES BRUCE                                2,500,000 (3)             22.64 %
  Shares                  114 - 2274 Folkestone Way
                          West Vancouver, B.C.
                          Canada, V7S 2X7

  Common                  RAYMOND CONTOLI                            1,500,000 (4)             13.59 %
  Shares                  5887 Whitcom Place
                          Tsawwasson, B.C.
                          Canada, V4L 1E2

  Common                  EDWARD SKODA                               1,000,000 (5)              9.06 %
  Shares                  320 - 1100 Melville Street
                          Vancouver, British Columbia
                          Canada, V6E 4A6

                   All officers and directors as a                   5,000,000                 45.29 %
                          group (three persons)


(1) As of June 25, 1999, there were 11,040,050 common shares outstanding. Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.


(2) Under Rule 13-d under the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the persons having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.

(3) Mr. Bruce is President of the Registrant and a controlling shareholder. This stock is restricted since it was issued in compliance with the exemption from registration provided by Section 4 (2) of the Securities Act of 1933, as amended. After this stock has been held for one (1) year, Mr. Bruce could sell 1% of the outstanding stock every three months. Therefore, this stock cannot be sold except in compliance with the provisions of Rule 144.

(4) Mr. Contoli is Secretary Treasurer and a director of the Registrant. This stock is restricted since it was issued in compliance with the exemption from registration provided by Section 4 (2) of the Securities Act of 1933, as amended. After this stock has been held for one (1) year, Mr. Contoli could sell 1% of the outstanding stock every three months. Therefore, this stock cannot be sold except in compliance with the provisions of Rule 144.


(5) Mr. Skoda is a director of the Registrant. This stock is restricted since it was issued in compliance with the exemption from registration provided by Section 4 (2) of the Securities Act of 1933, as amended. After this stock has been held for one (1) year, Mr. Skoda could sell 1% of the outstanding stock every three months. Therefore, this stock cannot be sold except in compliance with the provisions of Rule 144.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS


         The following table identifies the Registrant's directors and executive officers as of June 25, 1999. Directors are elected at the Registrant's annual meeting of stockholders and hold office until their successors are elected and qualified. The Registrant's officers are appointed annually by the Board of Directors and serve at the pleasure of the Board.


                                                          Term as
                                                         Director
    Name                       Position Held              Expires
 --------                     ---------------            ----------
JAMES BRUCE              President and Director             1999

EDWARD SKODA             Director                           1999

RAYMOND                  Secretary/Treasurer and            1999
  CONTOLI                Director

         JAMES BRUCE, 71, has been the President and a Director of the Registrant since its inception. Mr. Bruce received a degree from the University of British Columbia in Agriculture in 1950. After graduation he became Vice President of Sales and General Manager for Imperial School Furniture where he worked for 14 years before becoming Vice President of Sales for Co-ordinated Business Interiors. Subsequent to his departure from Co-ordinated Business Interiors he became a registered broker for Hemsworth Turton where his responsibilities were to promote equity funding for public and private companies. In 1969 he became President of White Water International and Inter-American Nickel Corp. which was in the process of developing a water purification system. In 1972, he accepted the position of Senior Account Manager for Finning Tractor (Caterpillar Distributor) where he was employed until 1981. Since that time, Mr. Bruce has been President and Chief Executive Officer for Newgen

Environmental Systems Inc. (formerly New Generation Power Corp.), a public company currently trading on the Alberta Stock Exchange.


         RAYMOND CONTOLI, 60, has been the Secretary Treasurer and a Director of the Registrant since its inception. Upon graduation from high school Mr. Contoli worked with his father in the family jewelry business until the untimely death of his father. After managing the business for a number of years, Mr. Contoli's son has entered into partnership with him. Mr. Contoli has worked for Leo Contoli & Son Ltd. for over forty years. Mr. Contoli has acquired shares of various public companies over the years but has not been a director or officer of a public company until serving on the Board of the Registrant.

         EDWARD SKODA, 51, has been a Director of the Registrant since its inception. Mr. Skoda has served in various capacities in the mining industry over the last twenty five years including being a project coordinator, senior civil inspector of mines, shift boss and mine superintendent. Mr. Skoda has been educated at the Haileybury School of Mines and later at the British Columbia School of Technology where he obtained a diploma in Business Management. Mr. Skoda has worked for his personal company, Mine Select Inc., for the past five years. Mine Select Inc. undertakes consulting services for various private and public companies; namely, White Hawk Resources Inc. (a Vancouver Stock Exchange listed company), Monitor Gold International Inc. (a private company) and The Canadian Mining Company (a company listed on the Alberta Stock Exchange in which Mr. Skoda is a director). He holds licenses for blasting, first aid and being a volunteer fireman. Mr. Skoda has been employed by mining companies over the years in such countries as Australia, Ireland, New Zealand and the United States.


         None of the Directors or Executive Officers work full time for the Registrant, but intend to devote such time as their responsibilities require. None of the Registrant's Directors are currently directors of other companies registered under the Securities Act of 1934.

         There are no family relationships between the directors, executive officers or with any person under consideration for nomination as a director or appointment as an executive officer of the Registrant.

ITEM 6. EXECUTIVE COMPENSATION

         None of the Registrant's executive officers have received compensation since the Registrant's inception.


         The following table sets forth compensation paid or accrued by the Registrant during the period ended June 25, 1999 to the Registrant's President and shows compensation paid to any other officers or directors.







                    SUMMARY COMPENSATION TABLE (1998 - 1999)


                                                                     Long Term Compensation (US Dollars)
                                                                      ----------------------------------
                                         Annual Compensation              Awards                Payouts
                                        -------------------               ------               ---------
             (a)                    (b)            (c)            (e)            (f)            (g)           (h)           (i)
                                                                 Other       Restricted                                  All other
                                                                 annual         stock        Options/        LTIP         compen-
      Name and Princi-                                           Comp.         awards           SAR         payouts        sation
        pal position               Year           Salary          ($)            ($)            (#)           ($)           ($)
        ------------               ----           ------          ---            ---            ---           ---           ---

James Bruce,                     1998-1999         -0-            -0-            -0-            -0-           -0-           -0-
President

Edward Skoda,                    1998-1999         -0-            -0-            -0-            -0-           -0-        1,200 (*)
Director

Raymond Contoli,                 1998-1999         -0-            -0-            -0-            -0-           -0-           -0-
Secretary/Treasurer
and Director

(*) There has been no compensation given to any of the Directors or Officers during 1999 other than $1,200 paid to Edward Skoda to perform assessment work on the Golden mineral claim and maintain it in good standing for an additional year. Mr. Skoda charged $250 per day for four days for line cutting and flagging a grid on the Golden claim. The balance of the funds given to him, being $200, was used to purchase supplies for establishing the soil sampling gird. Due to heavy snow conditions, no sampling will be performed until near the end of the summer of 1999.


         There are no stock options outstanding as at June 25, 1999 and no options have been granted in 1999, but it is contemplated that the Registrant may issue stock options in the future to officers, directors, advisers and future employees.


COMPENSATION OF DIRECTORS

         Members of the Board of Directors do not receive cash compensation for their services as Directors. Directors are not presently reimbursed for expenses incurred in attending Board meetings.

ITEM 7.           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 15, 1999, the Registrant issued 5,000,000 shares of its common stock between James Bruce, as to 2,500,000 shares, Raymond Contoli, as to 1,500,000 shares, Edward Skoda, as to 1,000,000 shares, in consideration of their services in organizing the Registrant and becoming directors. The terms of this transaction were determined by the Board of Directors at the time there were no other stockholders. These shares are restricted since they were issued in compliance with the exemption form registration provided by Section 4 (2) of the Securities Act of 1933, as amended. After these shares have been held for one (1) year, the directors noted above could sell in a given three month period shares based on 1% of the outstanding stock of the Registrant. Therefore, these shares cannot be sold except in compliance with the provisions of Rule 144. The share certificates registered in the names of each of the directors noted above have a legend affixed to them restricting their sale.

         The Registrant acquired the Golden claim from Edward Skoda for the sum of $1.00. In addition the Registrant paid Mr. Skoda the sum of $1,200 for performing assessment work on the property. The actual charges for Mr. Skoda time was $1,000, being $250 per day for four days work on the claim. Had the Registrant engaged the services of an independent geologist, the charge per day would have been $350.


         Certain parties interested in the Registrant's success have contributed and continue to contribute time, office space, telephone, and other expenses, without compensation or reimbursement. The parties interested in the success of the Registrant are its officers and directors. Mr. Bruce has contributed office space and telephone at no cost to the Registrant whereas Mr. Skoda has contributed time in identifying, staking and recording the mineral claim, engaging the services of Calvin Church to prepare the geological report, reviewing the reports and performing the exploration work in February 1999.

         Certain directors of the Registrant are directors, officers, stockholders and employees of other companies engaged in the mining industry, and conflicts of interest may arise between their duties as directors of the Registrant and as directors and officers of other companies. Mr. Bruce is a director and officer of Newgen Environmental Systems Inc., a public company listed on the Alberta Stock Exchange. Newgen Environmental Systems Inc. is not engaged in the exploration and development of mineral claims. Mr. Skoda holds directorship and a position as an officer in two mining companies, other than his personal company, Mine Select Inc. These companies are as follows:

                                                                            Stock Exchange
         Name of the Company              Position                               Traded
     -------------------------          ------------                       ------------------

     Canadian Mining Company              Director                     Alberta Stock Exchange

     Quinto Mining Company                Secretary and Director       Vancouver Stock Exchange



ITEM 8. DESCRIPTION OF SECURITIES

         The Registrant's articles of incorporation currently provide that the Registrant is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. As at June 25, 1999, 11,040,050 shares were outstanding.


COMMON STOCK

         Each holder of record of the Registrant's common stock is entitled to one vote per share in the election of the Registrant's directors and all other matters submitted to the Registrant's stockholders for a vote. Holders of the Registrant's common stock are also entitled to share ratably in all dividends when, as, and if declared by the Registrant's Board of Directors from funds legally available therefor, and to share ratably in all assets available for distribution to the Registrant's stockholders upon liquidation or dissolution, subject in both cases to any preference that may be applicable to any outstanding preferred stock. There are no preemptive rights to subscribe to any of the Registrant's securities, and no conversion rights or sinking fund provisions applicable to the common stock.

         Neither the Registrant's articles of incorporation nor its bylaws provide for cumulative voting. Accordingly, persons who own or control a majority of the shares outstanding may elect all of the Board ofDirectors, and persons owning less than a majority could be foreclosed from electing any.

OPTIONS OUTSTANDING

         There are no outstanding options. It is the intention of the Board of Directors to grant stock options to directors, officers and future employees at some time in the future. At the present time no consideration has been given to the granting of stock options.

                                     PART 11

ITEM 1. MARKET PRICE OF AND  DIVIDENDS  ON THE  REGISTRANT'S

                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS


MARKET INFORMATION


         The Registrant's stock is not presently traded or listed on any public market. The Registrant anticipates filing the required documents with the NASD Regulators, Inc. once the United States Securities and Exchange Commission has no further comments on this Form 10-SB. The Registrant is hoping to have its shares quoted on the OTC Bulletin Board but there is no assurance this will happen.

HOLDERS

         The number of record holders of the Registrant's common stock as at June 25, 1999 was 40 of which 3 are directors. There have been no additional shareholders since February 28, 1999 - the date of the attached audited financial statements.


DIVIDENDS

         The Registrant has never paid cash dividends on its common stock and does not intend to do so in the foreseeable future. The Registrant currently intends to retain any earnings for the operation and expansion of its business.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be equity securities that has a market price (as defined) of less than $5.00 per share, subject to certain exemptions. The Registrant's Common Stock may be deemed to be a "penny stock" and thus, if and when it becomes listed and trading, of which there can be no assurance, will become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the Common Stock is listed on The NASDAQ Small Cap Market.

         Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Registrant's securities, and may adversely affect the ability of holders of the Registrant's Common Stock to resell their shares in the secondary market, assuming such market develops, of which there can be no assurance.

FINANCIAL INFORMATION

         The Registrant will furnish annual financial reports to stockholders, certified by its independent auditor, and furnish management prepared unaudited quarterly reports to its shareholders.

TRANSFER AGENT

         The Registrant's transfer agent is Nevada Agency & Trust Co., 50 West Liberty Street, Suite 880, Reno, Nevada, 89501.

ITEM 2. LEGAL PROCEEDINGS

         There are no legal proceedings to which the Registrant is a party or to which its property is subject, nor to the best of management's knowledge are any material legal proceedings contemplated.

ITEM 3. DISAGREEMENT WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

         From inception to date, the Registrant's principal accountant is Andersen Andersen & Strong, L.C. of Salt Lake City, Utah. The firm's report for the period from inception to February 28, 1999 did not contain any adverse opinion or disclaimer, nor were there any disagreements between management and the Registrant's accountants.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES


         From inception through to June 25, 1999, the Registrant has issued and sold the following unregistered shares of its common stock (the aggregated value of all such offerings did not exceed US$1,000,000):


(i)  Subscriptions of 5,000,000 shares by the Directors of the Registrant.

         On January 15, 1999 the Registrant issued to its President, James Bruce, 2,500,000 common shares, to its Secretary Treasurer, Raymond Contoli, 1,500,000 common shares, and to its third Director, Edward Skoda, 1,000,000 common shares, all at a price of $0.001 per share. These shares are restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. After these shares have been held for one year, the three directors could sell within a three month period shares based on 1% of the outstanding stock in the Registrant. Therefore, these shares can be sold after the expiration of one year in compliance with the provisions of Rule 144. There are "stop transfer" instructions placed against these certificates and a legend has been imprinted on the stock certificates themselves.

(ii) Subscription for 6,000,000 shares at $0.002 per share

         On January 26, 1999, the Registrant accepted subscriptions from twelve corporate investors in the amount of 6,000,000 shares at a price of $0.002 per share. Rule 504 exemption was claimed for the 6,000,000 shares. Forms D were filed with the United States Securities and Exchange Commission. This stock can be traded without restrictions. None are related to the directors or officers or each other. All the shareholders live outside the United States.

(iii) Subscription for 40,050 shares at $0.25 per share

         On February 5, 1999, the Registrant accepted subscriptions from 25 individual shareholders who purchased 40,050 common shares at a price of $0.25 per share. Rule 504 exemption was claimed and Forms D were filed with the United States Securities and Exchange Commission. This stock can be traded without restrictions provided persons owing less than 5% of the outstanding stock do so. All the shareholders subscribing for shares are located outside of the United States and none are US citizens. All shareholders are either friends, relatives or business associates of one or more of the directors.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.751 of the Nevada General Corporation Law allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust, or other enterprise. The Registrant's Bylaws provide that such person shall be indemnified and held harmless to the fullest extent permitted by Nevada law.

         Nevada law permits the Registrant to advance expenses in connection with defending any such proceedings, provided that the indemnitee undertakes to repay any such advances if it is later determined that such person was not entitled to be indemnified by the Registrant. The Registrant's Bylaws require that the Company advance such funds upon receipt of such an undertaking with respect to repayment.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

                                    PART F/S

                              FINANCIAL STATEMENTS

         The following financial statements are filed with this Form 10-SB:

                                                                                     Page
                                                                                     -----

Report of Independent Certified Public Accountants                                    28
Financial Statements of The Bralorne Mining Company
        Balance Sheet as at February 28, 1999                                         29
        Statement of Operations for the Period from December 2, 1998 (Date
             of Inception) to February 28, 1999                                       30
        Statement of Cash Flows for the Period from December 2, 1998 (Date
             of Inception) to February 28, 1999                                       31
        Statement of Changes in Stockholders' Equity for the Period from
             December 2, 1998 (Date of Inception) to February 28, 1999                32


        Notes to Financial Statements                                                 33


ANDERSEN ANDERSEN & STRONG, L.C.                                            941 East 3300 South, Suite 220
Certified Public Accountants and Business Consultants Board                    Salt Lake City, Utah, 84106
Member SEC Practice Section of the AICPA                                            Telephone 801-486-0096

                                       27

                                                                Fax 801-486-0098
                                                      E-mail Kandersen @ msn.com

Board of Directors
The Bralorne Mining Company
Salt Lake City, Utah

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of The Bralorne Mining Company (a development stage company) at February 28, 1999, and the statement of operations, stockholders' equity, and cash flows for the period from December 2, 1998 (date of inception) to February 28, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bralorne Mining Company at February 28, 1999, and the results of operations, and cash flows for the period from December 2, 1998 (date of inception) to February 28, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5 . These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah                           /s/  "Andersen Andersen & Strong"
March 17, 1999

         A member of ACF International with affiliated offices worldwide
                           THE BRALORNE MINING COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                FEBRUARY 28, 1999

================================================================================
ASSETS

CURRENT ASSETS
  Cash                                                    $ 18,192
                                                            ------
   Total Current Assets                                     18,192
OTHER ASSETS                                                ------
   Mineral lease - Note 3                                        1
                                                        ----------
                                                          $ 18,193
     LIABILITIES AND STOCKHOLDERS' EQUITY                 =========
CURRENT LIABILITIES
   Accounts payable                                        $ 4,553
                                                            ------
   Total Current Liabilities                                 4,553
STOCKHOLDERS' EQUITY                                        -------
Common stock
   200,000,000 shares authorized, at $0.001 par
   value; 11,040,050 shares issued and outstanding          11,040
Capital in excess of par value                              15,972
Deficit accumulated during the development stage           (13,372)
                                                           -------
Total Stockholders' Equity                                  13,640
                                                           -------
                                                           $18,193
                                                          ========

   The accompanying notes are an integral part of these financial statements.

                           THE BRALORNE MINING COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

            FOR THE PERIOD FROM DECEMBER 2, 1998 (DATE OF INCEPTION)
                              TO FEBRUARY 28, 1999
================================================================================
REVENUE                                                $      -

EXPENSES                                                    13,372
                                                            -------
NET LOSS                                               $   (13,372)
                                                         ==========

NET LOSS PER COMMON SHARE

  Basic                                                $     (.001)
                                                         ==========
AVERAGE OUTSTANDING SHARES

  Basic                                                 11,040,050
                                                        ===========

   The accompanying notes are an integral part of these financial statements.

                           THE BRALORNE MINING COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

            FOR THE PERIOD FROM DECEMBER 2, 1998 (DATE OF INCEPTION)
                              TO FEBRUARY 28, 1999

CASH FLOWS FROM
     OPERATING ACTIVITIES:

Net loss                                                      $ (13,372)

Adjustments to reconcile net loss to
    net cash provided by operating
    activities:

    Change in accounts payable                                    4,553
                                                                 -------
Net Cash From Operations                                         (8,819)
                                                                 -------
CASH FLOWS FROM INVESTING
    ACTIVITIES:

Purchase of mineral lease                                            (1)
                                                                 -------
CASH FLOWS FROM FINANCING
    ACTIVITIES:

     Proceeds from issuance of common stock                      27,012
                                                                 ------
Net Increase in Cash                                             18,192

Cash at Beginning of Period                                          -
                                                                 ------
Cash at End of Period                                         $  18,192
                                                                 ======


   The accompanying notes are an integral part of these financial statements.

                           THE BRALORNE MINING COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

             FOR THE PERIOD FROM DECEMBER 2,1998 (DATE OF INCEPTION)
                              TO FEBRUARY 28, 1999

================================================================================

                                                                            CAPITAL IN
                                                      COMMON STOCK           EXCESS OF          ACCUMULATED
                                                    SHARES       AMOUNT      PAR VALUE            DEFICIT
                                                    ------       ------      ---------         --------------
BALANCE DECEMBER 2, 1998 (date of inception)       $  -           $  -        $  -             $     -

Issuance of common stock for cash
  at $.001 - January 15, 1999                      5,000,000      5,000          -                   -

Issuance of common stock for cash
   at $0.002 - January 26, 1999                    6,000,000      6,000          6,000               -

Issuance of common stock for cash
    at $.25 - February 5, 1999                     40,050         9,972          -                   -

Net operating loss for the period from
    December 2, 1998 to February 28, 1999            -               -           -             (13,372)
                                                                     .           .                   .
                                                 --------------  --------     --------      ------------
BALANCE FEBRUARY 28, 1999                        11,040,050      $ 11,040    $ 15,972       $  (13,372)
                                                 ==========       =======     ========      ============


   The accompanying notes are an integral part of these financial statements.

                           THE BRALORNE MINING COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCLAL STATEMENTS

1. ORGANIZATION

     The Company was incorporated under the laws of the State of Nevada on December 2, 1998 with authorized common stock of 200,000,000 shares at $0.001 par value.

     The Company is in the development stage and was organized to engage in the business of mineral development.

     Since its inception the Company has completed two Regulation D offerings of 6,040,050 shares of its capital stock for cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICILES

     Accounting, Methods

     The Company recognizes income and expenses based on the accrual method of accounting.

     Dividend Policy

     The Company has not yet adopted a policy regarding payment of dividends.

     Income Taxes

     The Company has elected a fiscal year ending November 30 and has not completed an operating period.

     Earning (Loss) Per Share

     Earnings (loss) per share amounts are computed based on the weighted average number of shares actually outstanding using the treasury stock method in accordance with FASB statement No. 128.

     Cash and Cash Equivalents

     The Company considers all highly liquid instruments purchased with a maturity, at the time of purchase, of less than three months, to be cash equivalents.

                           THE BRALORNE MINING COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Foreign Currency Translation

The transactions of the Company completed in Canadian dollars have been translated to US dollars. Assets and liabilities are translated at the year end exchange rates and the income and expenses at the average rates of exchange prevailing during the period reported on.

Amortization of Capitalized Mineral Lease Costs

The Company will use the successful efforts method to amortize the capitalized costs of any mineral leases it acquires, which provides for capitalizing the purchase price of the project and the additional costs directly related to proving the properties, and amortizing these amounts over the life of the mineral deposit. All other costs will be expensed as incurred.

Financial Instruments

The carrying amounts of financial instruments, including cash, mineral leases, and accounts payable, are considered by management to be their estimated fair values. These values are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3. PURCHASE OF MINERAL LEASES

During February, 1999 the Company acquired a mineral claim, for $1.00 from a related party, known as the "Golden" consisting one 18 unit metric claim situated with the Bridge River gold camp near the town of Gold Bridge, British Columbia, with an expiration date of March 17, 2000.

                           THE BRALORNE MINING COMPANY
                          (A DEVELOPMENT STAGE COMPANY)

================================================================================

4. RELATED PARTY TRANSACTIONS

Related parties have acquired 43% of the common stock issued for cash.

The officers and directors of the Company are involved in other business activities and they may, in the future, become involved in additional business ventures which also may require their attention. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has formulated no policy for the resolution of such conflicts.

5. GOING CONCERN

Management is currently seeking other mineral leases which it believes can be profitable. To be successful in this effort the Company will need additional working capital.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate in the future.

Management recognizes that, if it is unable to raise additional capital, the Company cannot be successful in its efforts.

                                    PART 111

ITEM 1. INDEX TO EXHIBITS


EXHIBIT
  NO.
------


 (2) Charter and By-Laws

     (a) Articles of Incorporation of The Bralorne Mining Company filed December 1, 1998 (filed herewith, page 38)

     (b)  Bylaws (filed herewith, page 42)

(3) Instruments Defining Rights of Securities Holders

     (a)  Text of stock certificates for common stock (filed herewith, page 54)

(5) Voting Trust Agreements

          None

(6) Material Contracts

     (a)  Not Made in the ordinary course of business

          (i) Transfer Agent and Registrant Agreement between Registrant and Nevada Agency & Trust Co., dated December 3, 1998 (filed herewith, page 55)

(10) Consent of experts and counsel

          (i)  Consent  of  Andersen  Andersen  &  Strong,   L.C.,   independent
               certified public accountants (filed herewith, page 59)

(11) Statement re computation of per share earnings

          Not applicable

(16) Letter of change in certifying accountant

          Not applicable

(21) Subsidiaries of the Registrant

          Not applicable

(24) Power of Attorney

          Note

(99) Addition Exhibits

          (a) Geology Report on the Golden Claim prepared by Calvin Church, P. Geo. Dated February 3, 1999 (filed herewith, page 60)

          (b)  Bill of Sale Absolute (filed herewith, page 85)

ITEM 2. DESCRIPTIONS OF EXHIBITS

                         [Attached, pages 38 through 85]

                                   SIGNATURES

         In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           THE BRALORNE MINING COMPANY
                                                   (Registrant)

                                         by      /s/  James Bruce
                                        ----------------------------------------
                                               James Bruce, President


                                         Dated:    June 25, 1999

                                                               EXHIBIT NO. 2 (a)


                            ARTICLES OF INCORORATION

                                       OF

                           THE BRALORNE MINING COMPANY

                                    * * * * *

                   The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

              ARTICLE ONE. [NAME]. The name of the corporation is:

                           THE BRALORNE MINING COMPANY

         ARTICLE TWO. [RESIDENT AGENT]. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

         ARTICLE THREE. [PURPOSES]. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:


     1. [OMNIBUS] . To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

     11. [CARRYING ON BUSINESS OUTSIDE STATE). To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

     111. [PURPOSES TO BE CONSTRUED AS POWERS] . The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

         ARTICLE FOUR. [CAPITAL STOCK]. The corporation shall have authority to issue an aggregate of TWO HUNDRED MILLION (200,000,000) Common Capital Shares, PAR VALUE ONE MILL ($0.001) per share for a total capitalization OF TWO HUNDRED THOUSAND DOLLARS ($200,000).

         The holders of shares of capital stock of the corporation shall not be entitled to pre- emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

         The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

         The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

         ARTICLE FIVE. [DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person. The names and addresses of the first Board of Director are:

NAME                                 ADDRESS
----                               ------------
James D. Bruce                       114 - 2274 Folkestone Way
                                     West Vancouver, British Columbia
                                     Canada V7S 2X7

         ARTICLE SIX. [ASSESSMENT OF STOCK]. The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.





         ARTICLE SEVEN. [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

NAME                                      ADDRESS
----                                    -------------
Amanda Cardinalli                        50 West Liberty Street, Suite 880
                                         Reno, Nevada 89501

         ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

         ARTICLE NINE. [BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

         ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meeting of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

         ARTICLE ELEVEN . [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         ARTICLE.TWELVE. [LIABILITY OF DIRECTORS AND OFFICERS]. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

         IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed her signature at Reno, Nevada this 1st day of December, 1998.

                                       by   /s/  "Amanda Cardinalli"
                                          -----------------------------
                                                 AMANDA CARDINALLI

STATE OF NEVADA        }
                       : SS.
COUNTY OF WASHOE       }

         On the lst day of December, 1998, before me, the undersigned, a NOTARY PUBLIC in and for the State of Nevada, personally appeared AMANDA CARDINALLI, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                        by   /s/   "Margaret Oliver"
                                            -------------------------
                                                     NOTARY PUBLIC

Residing in Reno, Nevada
My Commission Expires:
October 10, 2002

                                                               EXHIBIT NO. 2 (b)


                                     BY LAWS
                                       OF
                           THE BRALORNE MINING COMPANY
                              A NEVADA CORPORATION
                                    ARTICLE I

                                     OFFICES

SECTION 1. The registered office of this corporation shall be in the City of Reno, State of Nevada.

SECTION 2. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

SECTION 1. All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the Directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

SECTION 2. Annual meetings of the stockholders shall be held on the anniversary date of incorporation each year if not a legal holiday and, and if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary, by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

SECTION 4. Notices of meetings shall be in writing and signed by the President or Vice- President or the Secretary or an Assistant Secretary or by such other person or persons as the Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to an officer of the corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail such notice of the meeting to the transferee.

SECTION 5. Business transactions at any special meeting of stockholders shall be limited to the purpose stated in the notice.

SECTION 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcements at the meeting, until a quorum shall be presented or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7. When a quorum is present or represented at any meeting, the vote of the holders of 10% of the stock having voting power present in person or represented by proxy shall be sufficient to elect Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statute or of the Articles of Incorporation, a different vote shall govern and control the decision of such question.

SECTION 8. Each stockholder of record of the corporation shall be entitled at each meeting of the stockholders to one vote for each share standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot.

SECTION 9. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all the powers conferred by such written instruction upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be voted at a meeting of the stockholders unless it shall have been filed with the Secretary of the meeting when required by the inspectors of election. All questions regarding the qualifications of voters, the validity of proxies and the acceptance of or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer at the meeting.

SECTION 10. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statute or the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

                                    ARTICLE 3

                                    DIRECTORS

SECTION 1. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 2. The number of Directors which shall constitute the whole board shall be riot less than one and not more than eight. The number of Directors may from time to time be increased or decreased to not less than one nor more than eight by action of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders and except as provided in section 2 of this Article, each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3. Vacancies in the Board of Directors including those caused by an increase in the number of Directors, may be filed by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at the annual or a special meeting of the stockholders. The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the Directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall only be filled from the stockholders.

         A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

         The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective

         No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

                                    ARTICLE 4

                        MEETING OF THE BOARD OF DIRECTORS

SECTION 1. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

SECTION 2. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

SECTION 3. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

SECTION 4. Special meetings of the Board of Directors may be called by the Chairman or the President or by the Vice-President or by any two Directors. Written notice of the time and place of special meetings shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the postal service or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered or taxed, it shall be so delivered or taxed at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing, delivery or taxing as above provided shall be due, legal and personal notice of such Director.

SECTION 5. Notice of the time and place of holding an adjourned meeting need not be given to the absent Directors if the time and place be fixed at the meeting adjourned.

SECTION 6. The transaction of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after such meeting, each of the Directors not present signs a written waiver of notice, or a consent of holding such meeting, or approvals of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 7. The majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

SECTION 8. A quorum of the Directors may adjourn any Directors meeting to meet again at stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                                    ARTICLE 5

                             COMMITTEES OF DIRECTORS

SECTION 1. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of two or more of the Directors of the corporation which, to the extent provided in the resolution, shall and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

SECTION 2. The committee shall keep regular minutes of their proceedings and report the same to the Board of Directors.

SECTION 3. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 6

                            COMPENSATION OF DIRECTORS

SECTION 1. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                    ARTICLE 7

                                     NOTICES

SECTION 1. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation. Notices to Directors may also be given by fax and by telegram. Notice by mail, fax or telegram shall be deemed to be given at the time when the same shall be mailed.

SECTION 2. Whenever all parties entitled to vote at any meeting, whether of Directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting or oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

SECTION 3. Whenever any notice whatever is required to be given under the provisions of the statute, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE 8

                                    OFFICERS

SECTION 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. Any person may hold two or more offices.

SECTION 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a Director, and shall choose a President, a Secretary and a Treasurer, none of whom need be Directors.

SECTION 3. The Board of Directors may appoint a Vice-Chairman of the Board, Vice- Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 4. The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

SECTION 5. The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

SECTION 6. The CHAIRMAN OF THE BOARD shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

SECTION 7. The VICE-CHAIRMAN shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform other such duties as the Board of Directors may from time to time prescribe.

SECTION 8. The PRESIDENT shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the

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signing and  execution  thereof  shall be expressly  designated  by the Board of
Directors to some other officer or agent of the corporation.

SECTION 9. The VICE-PRESIDENTS shall act under the direction of the President and in absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

SECTION 10. The SECRETARY shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform other such duties as may be prescribed by the President or the Board of Directors.

SECTION 11. The ASSISTANT SECRETARIES shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform other such duties and have such other powers as the President and the Board of Directors may from time to time prescribe.

12. SECTION The TREASURER shall act under the direction of the President. Section Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


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

SECTION 13. The ASSISTANT TREASURERS in order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

                                    ARTICLE 9

                              CERTIFICATES OF STOCK

SECTION 1. Every stockholder shall be entitled to have a certificate signed by the President or a Vice- President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more that one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

SECTION 2. If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a Registrant other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signatures have been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duty endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been compiled with, to issue a new

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


certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 5. The Board of Directors may fix in advance a date not exceeding  sixty
(60) days nor less than ten (IO) days preceding the date of any meeting of stockholders, or the date of the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the termination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in the such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote as such meeting, or any adjournment thereof, or to receive such payment of dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

SECTION 6. The corporation shall be entitled to recognize the person registered on its books as the owner of the share to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claims to or interest in such shares or shares on the part of any -other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing and maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.



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

SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SECTION 5. The corporation may or may not have a corporate seal, as may be from time to time determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE 11

                                 INDEMNIFICATION

         Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

         The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, or as its representative in a partnership, joint venture. trust or other enterprise against any liability asserted against such person and incurred in any such capacity or


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arising out of such status,  whether or not the corporation would have the power to indemnify such person.

         The Board of Directors may form time to time adopt further Bylaws with respect to indemnification and amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

                                   ARTICLE 12

                                   AMENDMENTS

SECTION 1. The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

SECTION 2. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particulars of the Bylaws which shall not be amended by the Board of Directors.

APPROVED AND ADOPTED DECEMBER 3,1998.

                          CERTIFICATE OF THE SECRETARY

I, Raymond Contoli, hereby certify that I am the Secretary of THE BRALORNE MINING COMPANY, and the foregoing Bylaws, consisting of 8 pages, constitute the code of Bylaws of this company as duly adopted at a regular meeting of the Board of Directors of the corporation held on December 3, 1998.

IN WITNESS WHEREOF, I have hereunto subscribed my name on December 3, 1998.

    /s/ "Raymond Contoli"
---------------------------
Raymond Contoli - Secretary


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